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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Kratos Defense & Security Solutions, Inc. of our report dated March 12, 2010 on the financial statements of Henry Bros. Electronics, Inc. and Subsidiaries as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009.

/s/ Amper, Politziner & Mattia LLP

February 7, 2011
Edison, New Jersey

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS